Exhibit 99.2

Rapport Therapeutics Hosts Investor and Analyst Day; Provides Corporate Updates

Phase 2a trial of RAP-219 in refractory focal epilepsy fully enrolled and on track for topline results in September 2025

BOSTON and SAN DIEGO, June 2, 2025 -- Rapport Therapeutics, Inc. (Nasdaq: RAPP) (“Rapport” or the “Company”), a clinical-stage biotechnology company dedicated to the discovery and development of small molecule precision medicines for patients with neurological or psychiatric disorders, today will host its inaugural Investor and Analyst Day, featuring presentations from Rapport’s executive team on the Company's strategic priorities and updates from its clinical pipeline, including progress on the RAP-219 Phase 2a trial in focal epilepsy. The event’s agenda also includes a fireside chat with key opinion leader and professor of Neurology at NYU Langone's Comprehensive Epilepsy Center, Jacqueline French, M.D., hosted by Rapport’s Chief Medical Officer, Jeffrey Sevigny, M.D.

A livestream of the event and presentation materials will be available starting at 2:45 p.m. Eastern Time (ET) today and can be accessed by visiting ‘News & Events’ in the Investors section of the Company’s website: https://investors.rapportrx.com.

“Our Phase 2a trial of RAP-219 in refractory focal epilepsy is now fully enrolled, and we remain on track to report topline results in September 2025,” said Abraham N. Ceesay, Chief Executive Officer of Rapport Therapeutics. “This will mark a major milestone for our lead program and an opportunity to demonstrate the strength of our precision neuroscience approach. We’re excited to share additional details about the trial ahead of the readout and honored to be joined by Dr. French, principal investigator of our RAP-219 epilepsy trial, who will provide valuable expert insight on the trial design and unmet need in focal epilepsy. Today’s event allows us to further underscore the potential of RAP-219 as a differentiated therapeutic with broad clinical and commercial potential.”

Highlights of Rapport’s Investor and Analyst Day event include the following:

Phase 2a trial of RAP-219 in refractory focal epilepsy

The Phase 2a trial of RAP-219 in refractory focal epilepsy is now fully enrolled. This proof-of-concept trial, designed with input from leading epilepsy experts, uses intracranial electroencephalography (iEEG) data from the RNS System® to access RAP-219’s potential effect on long episodes (LEs), an objective biomarker shown to correlate with clinical seizures (CSs).

Enrolled patients’ baseline characteristics

Preliminary baseline characteristics of the first 14 patients enrolled—those for whom baseline data are available—indicate that the trial population is representative of patients historically enrolled in registrational refractory focal epilepsy trials.

Baseline Characteristics of First 14 Patients Enrolled

	Median (range)		Median (1st to 4th quartile range)
Age	37 (20-61)	CS frequency per 28 days in 4-week prospective baseline	10 (4.25-18.25)
Sex (n)	7F/7M	LE frequency per 28 days in 12-week baseline (8-week retrospective + 4-week prospective)	51 (21-194)
Age at first seizure	19 (0.5-31)	Concordance between LEs and electrographic seizure (rated by an independent reviewer)	92% (71-96)
Years since RNS implantation	4.4 (1.4-10.2)	Concomitant antiseizure medications	3

Anticipated analysis of Phase 2a topline data

The Company expects to provide the following data analysis when topline results are reported in September 2025:

Primary endpoint analysis:

•
Proportion of patients achieving ≥30% reduction in LEs compared with 12-week baseline period
•
Median percent change in LE frequency compared with 12-week baseline period

Key secondary endpoint analysis:

•
Median percent change in CS frequency compared with 4-week prospective baseline
•
Proportion of patients achieving ≥50% reduction in CSs compared with 4-week prospective baseline

Treatment-emergent adverse event (TEAE) incidence and grade

RAP-219 Phase 1 development update

Consolidated Phase 1 safety summary

As disclosed in January, a total of four Phase 1 trials have been conducted—a single ascending dose trial, two multiple ascending dose trials, and a multiple ascending dose human positron emission tomography (PET) trial. Across these trials, 100 healthy volunteers have been exposed to RAP-219.

The Company’s update includes data from the three completed Phase 1 multiple dose trials, including the PET trial from which final data were not available at the time of the Company’s January disclosure. Final aggregate data (n=64) across the multiple dose trails continue to reinforce RAP-219’s differentiated tolerability:

o
All TEAEs were Grade 1 or 2
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No serious adverse events (SAEs), nor clinically significant laboratory, vital signs, or electrocardiogram (ECG) abnormalities
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TEAEs occurred early in dosing and resolved without further action
o
Most common TEAEs: headache (n=12), dry mouth (n=5), brain fog (n=5), and fatigue (n=5)
o
Three discontinuations

Upcoming catalysts

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September 2025: RAP-219 Phase 2a topline readout in focal epilepsy
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Q3 2025: Initiation of RAP-219 Phase 2a trial in bipolar mania
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2H 2025: Update on the Company’s diabetic peripheral neuropathic pain program
o
1H 2027: RAP-219 Phase 2a topline readout in bipolar mania

Cash runway guidance

As of March 31, 2025, Rapport reported $285.4 million in cash, cash equivalents, and short-term investments, excluding restricted cash. These funds are expected to support operations through the end of 2026.

About RAP-219

RAP-219 is a clinical-stage AMPA receptor (AMPAR) negative allosteric modulator (NAM) designed to achieve neuroanatomical specificity through its selective targeting of a receptor associated protein (RAP) known as TARPγ8, which is associated with neuronal AMPARs. Whereas AMPARs are distributed widely in the central nervous system, TARPγ8 is expressed only in discrete regions, including the hippocampus and neocortex, where focal seizures often originate. By contrast, TARPγ8 has minimal expression in the hindbrain, where drug effects are often associated with intolerable adverse events. With this precision approach, the Company believes RAP-219 has the potential to provide a differentiated profile as compared to traditional neuroscience medications. Due to the role of AMPA biology in various neurological disorders and the selective targeting of TARPγ8, the Company believes RAP-219 has pipeline-in-a-product potential and is evaluating the compound as a transformational treatment for patients with focal epilepsy, bipolar disorder, and peripheral neuropathic pain.

Availability of Other Information About Rapport Therapeutics

Rapport Therapeutics uses and intends to continue to use its Investor Relations website and LinkedIn (Rapport Therapeutics) as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company’s Investor Relations website and LinkedIn, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations, and webcasts. The contents of the Company’s website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

About Rapport Therapeutics

Rapport Therapeutics is a clinical-stage biotechnology company dedicated to discovering and developing small molecule precision medicines for patients with neurological or psychiatric disorders. The Company’s founders have made pioneering discoveries related to the function of receptor associated proteins (RAPs) in the brain. Their findings form the basis of Rapport’s RAP technology platform, which enables a differentiated approach to generate precision small molecule product candidates with the potential to overcome many limitations of conventional neurology drug discovery. Rapport’s precision neuroscience pipeline includes the Company’s lead investigational drug, RAP-219, designed to achieve neuroanatomical specificity through its selective targeting of a RAP expressed in only discrete regions of the brain. The Company is currently pursuing RAP-219 as a potential treatment for refractory focal epilepsy, bipolar mania and diabetic peripheral neuropathic pain. Additional preclinical and late-stage discovery stage programs are also underway, including targeting chronic pain and hearing disorders.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, express or implied statements regarding: the clinical development of RAP-219 for the treatment of refractory focal epilepsy, bipolar mania and diabetic peripheral neuropathic pain, including the initiation, timing, progress and results of our ongoing and planned clinical trials; expectations for the activity, tolerability, and commercial potential of RAP-219; the potential of Rapport’s RAP technology platform; and expectations for Rapport’s uses of capital, expenses and financial results, including its cash runway through the end of 2026.

Forward looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect Rapport’s business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to the Company’s research and development activities; Rapport’s ability to execute on its strategy including obtaining the requisite regulatory approvals on the expected timeline, if at all; uncertainties relating to preclinical and clinical development activities; the Company’s dependence on third parties to conduct clinical trials, manufacture its product candidates and develop and commercialize its product candidates, if approved; Rapport’s ability to attract, integrate and retain key personnel; risks related to the Company’s financial condition and need for substantial additional funds in order to complete development activities and commercialize a product candidate, if approved; risks related to regulatory developments and approval processes of the U.S. Food and Drug Administration and comparable foreign regulatory authorities; risks related to establishing and maintaining Rapport’s intellectual property protections; and risks related to the competitive landscape for Rapport’s product candidates; as well as other risks described in “Risk Factors,” in the Company’s Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in Rapport’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statements represent Rapport’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Rapport expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Contact

Julie DiCarlo

Head of Communications & IR

Rapport Therapeutics

jdicarlo@rapportrx.com